UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2011

MIMEDX GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA 30144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From December 27 to December 31, 2011, The Company sold 5% Convertible Senior Secured Promissory Notes (the “Notes”) to 13 individual accredited investors for aggregate proceeds of $5,000,000. The aggregate proceeds included $500,000 of Notes sold to Parker H. Petit, the Company’s Chairman of the Board and CEO, who, as reported on Form 8-K filed with the Commission on October 31, 2011, had committed to lend the Company up to $1,500,000, to the extent other lenders did not subscribe to the Company’s debt offering. The terms of those advances were subject to amendment as authorized by the Company’s Board of Directors to be consistent with the final terms of the Company’s debt offering.

In total, the principal of the Notes is convertible into up to 5,000,000 shares of common stock of the Company (“Common Stock”) at $1.00 per share at any time upon the election of the holder of the note. The Notes mature on December 31, 2013, and bear interest at 5% per annum on the outstanding principal amount payable in cash on a quarterly basis, with all unpaid interest being due and payable on maturity. Unless the Company has repaid the applicable lender’s Notes in full prior to December 31, 2012, the Company must pay to each lender an additional interest payment in the amount of five percent (5%) of the aggregate outstanding principal amount of such lender’s Notes as of December 31, 2012. At the election of the holder, unpaid interest is convertible into shares of Common Stock at $1.00 per share. Common Stock issued upon conversion of the Notes is available to be sold following satisfaction of the applicable conditions set forth in Rule 144.

The Notes are secured by a first priority lien in all of the patents and other intellectual property owned by the Company and its subsidiaries, provided that until the Convertible Secured Promissory Notes in the principal sum of $1,250,000 issued January 5, 2011, in connection with the acquisition of Surgical Biologics, LLC, are paid in full, (i) the patents and other intellectual property owned by Surgical Biologics, LLC, and (ii) all accessions to, substitutions for and replacements, products and proceeds thereof, are excluded from the collateral. The maturity of the Notes may be accelerated upon the occurrence of certain Events of Default as set forth in the Notes. The lien is pari passu in payment and lien priority with the notes outstanding under the Company’s Revolving Line of Credit Agreement dated March 31, 2011, (the “Prior Notes”), all of which are held by the Company’s Chairman & CEO. In order to effectuate that, to conform the description of the collateral and Events of Default in the Prior Notes to the description of the collateral and Events of Default in the Notes, and to clarify certain adjustments that would be applicable in the event of a stock split, stock dividend or similar event, the Amended and Restated Security and Intercreditor Agreement executed by Mr. Petit in connection with the Notes on December 27, 2011, superseded the Security and Intercreditor Agreement that was originally executed in connection with the Prior Notes and, on January 3, 2012, Mr. Petit and the Company also executed an amendment to certain of the other documents executed in connection with the Prior Notes.

Under the terms of the offering, each lender received a warrant (the “Conversion Warrant”) to purchase that number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable upon conversion of the principal of such lender’s Note, at an exercise price of $1.00 per share, provided that such Conversion Warrant shall only be exercisable for the number of shares of Common Stock that would have been issued upon conversion of any portion of the principal of the lender’s Note that is, in fact, prepaid prior to maturity of the Notes. The maximum number of shares of Common Stock issuable upon exercise of the Conversion Warrants is 5,000,000 shares. The Conversion Warrant expires on December 31, 2013. The shares of Common Stock issuable upon exercise of the Conversion Warrant do not carry registration rights. The Conversion Warrant must be exercised for cash.

Additionally, the Company issued to each lender a warrant (the “First Contingent Warrant”) to purchase that number of shares of Common Stock equal to 25% of the shares of Common Stock that would be issuable upon conversion of the principal of such lender’s Note, at an exercise price of .01 per share, provided that such First Contingent Warrant shall only be exercisable if the Company’s gross revenues, as reported in the Company’s audited financial statements for the year ended December 31, 2011, do not equal or exceed $11,500,000. The Company also issued to each lender an additional warrant (the “Second Contingent Warrant”) to purchase that number of shares of Common Stock equal to 25% of the shares of Common Stock that would be issuable upon conversion of the principal of such lender’s Note at an exercise price of .01 per share, provided that such Second Contingent Warrant shall only be exercisable if the Company’s gross revenues, as reported in the Company’s audited financial statements for the year ended December 31, 2012, do not equal or exceed $31,150,000, and further provided that such Second Contingent Warrant shall be null and void in the event that, between the date of issuance of the Company’s audited financial statements for the year ended

December 31, 2011, (the “First Measurement Date”) and the date of issuance of such audited financial statements for the year ended December 31, 2012, (the “Second Measurement Date”), the closing trading price of the Common Stock is at least $1.75 for ten or more consecutive trading days. The First Contingent Warrant and the Second Contingent Warrant are hereinafter referred to, collectively, as the “Contingent Warrants”. The maximum number of shares of Common Stock issuable upon exercise of the Contingent Warrants is 2,500,000 shares. The Contingent Warrants have a term of five years from the date of issuance. The shares of Common Stock issuable upon exercise of the Contingent Warrants do not carry registration rights. The Contingent Warrants may be exercised on a “cashless” basis.

In the event of a Change in Control Transaction on or prior to the First Measurement Date, then the Contingent Warrants shall be exercisable immediately prior to the closing of such Change in Control Transaction.

In the event (i) of a Change in Control Transaction after the First Measurement Date and on or prior to the Second Measurement Date and (ii) the per share value of the consideration received by the holders of Common Stock in such Change in Control Transaction is at least $1.75, the Second Contingent Warrant shall be null and void. If the value of the per share consideration received by the holders of Common Stock in such transaction is less than $1.75, the Second Contingent Warrant shall be exercisable immediately prior to the closing of such Change in Control Transaction.

A copy of the form of Subscription Agreement, Promissory Note, Conversion Warrant, First and Second Contingent Warrants, Security and Intercreditor Agreement and Registration Rights Agreement are attached to this Current Report, and the foregoing summary is qualified in its entirety by reference to such exhibits.

In conjunction with the offering, the Company incurred total placement fees of $79,016, consisting of $32,800 in cash and $46,216 representing the fair value of 42,400 common stock warrants issued to the placement agents at an exercise price of $1.09 per share. The warrants expire in five years.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 (a) of this Current Report, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01(a) of this Current Report, which disclosure is incorporated herein by reference.

The Registrant relied on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue the securities described in this Current Report, because they were only offered to accredited investors who purchased for investment in a transaction that did not involve a general solicitation.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement ($5.0 Million 2011 Issue)

10.2	Form of 5% Secured Promissory Note

10.3	Form of Conversion Warrant ($5.0 Million 2011 Issue)

10.4	Form of First Contingent Warrant ($5.0 Million 2011 Issue)

10.5	Form of Second Contingent Warrant ($5.0 Million 2011 issue)

10.6	Form of Security and Intercreditor Agreement ($5.0 Million 2011 Issue)

10.7	Form of Registration Rights Agreement ($5.0 Million 2011 Issue)

10.8	Amendment dated January 3, 2012, to Revolving Loan Documents dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: January 3, 2012	By:	/s/ Michael J. Senken
Michael J. Senken, Chief Financial Officer

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